Exhibit 99.1


                        RYAN'S FAMILY STEAK HOUSES, INC.
                             2002 STOCK OPTION PLAN














                         Effective as of August 1, 2002

                        RYAN'S FAMILY STEAK HOUSES, INC.
                             2002 STOCK OPTION PLAN
         1.  PURPOSE
             -------

         The purpose of the Ryan's Family Steak Houses, Inc. Stock Option Plan (the "Plan") is to promote the growth and profitability of Ryan's Family Steak Houses, Inc. (the "Company") and its subsidiaries from time to time (the "Subsidiaries") by increasing the personal participation of key personnel in the continued growth and financial success of the Company and the Subsidiaries by enabling the Company and the Subsidiaries to attract and retain key personnel of outstanding competence and by providing such key personnel with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of the common stock of the Company.

         2.  ADMINISTRATION
             --------------

         The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"); provided, however, that, if the Compensation Committee includes members who are not "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision ("Section 162(m)")) or "non-employee directors" (within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) the Plan shall be administered by a special committee of the Board of Directors that includes those members of the Company's Compensation Committee (not less than two) who are "outside directors" and "non-employee directors." The administering committee shall be referred to herein as the "Committee." The Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of those individuals eligible to participate in the Plan the key personnel to whom Options shall be granted;
(iii) within the limits established herein, determine the number of shares to be subject to and the term of each Option granted to each of such personnel; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan;
(v) determine the time or times at which Options shall be granted; (vi) make special grants of Options when determined to be appropriate; (vii) provide, if appropriate, for the exercise of Options in installments and/or subject to specified conditions; (viii) determine the method of exercise of Options granted under the Plan; (ix) determine any other terms and conditions to which Options shall be subject, so long as such terms and conditions are not inconsistent with this Plan; (x) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (xi) make all other determinations necessary or advisable for the administration of this Plan.
         Any action which the Committee is authorized to take may be taken without a meeting if all the members of the Committee sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Company or by resolution of the Committee.
         The Committee may designate selected Board members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents including Options on behalf of the Committee; subject in each such case to the requirements of Rule 16b-3 and Section 162(m).
         No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

         3. ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING OPTIONS
            ------------------------------------------------------------

         Participation in this Plan shall be determined by the Committee and (other than grants pursuant to Section 5 hereof) shall be limited to those key personnel, who may or may not be officers or members of the Board of Directors, of the Company and the Subsidiaries who have the greatest impact on the Company's long-term performance. In making any determination as to the key personnel to whom Options shall be granted and as to the number of shares to be subject thereto, the Committee shall take into account, in each case, the level and responsibility of the position, performance, compensation, assessed potential and such other factors as the Committee shall deem relevant to the accomplishment of the purposes of the Plan.
         Directors of the Company or any Subsidiary who are not also employees of the Company or any Subsidiary are not eligible to participate in this Plan, except pursuant to Section 5 of the Plan. Options may be granted under this Plan only for a reason connected with employment or directorship.

         4. STOCK SUBJECT TO PLAN
            ---------------------

         The stock to be offered under this Plan, upon exercise of Options, may be authorized but unissued common shares, shares previously issued and thereafter acquired by the Company (if permitted by applicable law), or any combination thereof. An aggregate of 3,600,000 shares are reserved for the grant of Options under this Plan, any or all of which, at the Committee's discretion, may be intended to qualify as incentive stock options under Section 422 of the Code. Of the 3,600,000 shares reserved for this Plan, 900,000 shares shall be 10-Year Option Shares and the remaining 2,700,000 shares shall be 7-Year Option Shares. The maximum number of shares of the Company's common stock that may be covered by Options granted under the Plan in any fiscal year of the Company to any single participant is 100,000. Provided that the adjustment does not cause compensation payable under this Plan to lose its deductibility under Section
162(m), the maximum number of shares subject to the Plan, and the number of shares designated as 10-Year Option Shares and 7-Year Option Shares, shall be appropriately adjusted to reflect any change in the capitalization of the Company resulting from a stock dividend, stock split, or other adjustment contemplated by Section 15 of this Plan and occurring after the adoption of this Plan.
         If an Option granted hereunder shall expire or terminate for any reason without having been fully exercised, the unpurchased shares subject thereto shall again be available for the purposes of this Plan.
         The Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

         5. OPTIONS FOR DIRECTORS WHO ARE NEITHER OFFICERS NOR EMPLOYEES
            ------------------------------------------------------------

         The grant of Options under this Section 5 shall be limited to those directors of the Company who, on the date of grant, are neither officers nor employees of the Company or any Subsidiary (each an "Eligible Director").
         On October 31 of each calendar year (or, if October 31 is not a business day, the immediately preceding business day) (the "Grant Date"), each Eligible Director shall automatically receive from the Company an option to acquire 5,000 shares of common stock at an exercise price equal to the closing price of the common stock on the Grant Date (an "Eligible Director Option"); provided, that no Eligible Director Options may be awarded under this Plan unless and until no shares remain available for the grant of options under the Company's 1998 Stock Option Plan. Eligible Director Options shall be granted with respect to 10-Year Option Shares so long as any such shares remain available under the Plan. An Eligible Director Option granted with respect to 10-Year Option Shares shall be exercisable in full on and after the date that is six months after the Grant Date and from time to time thereafter until, and including, the date that is the business day immediately preceding the tenth anniversary of the Grant Date. An Eligible Director Option granted with respect to 7-Year Option Shares shall be exercisable (a) with respect to half of the 7-Year Option Shares with respect to which such Option is granted, on and after the first anniversary of the Grant Date and (b) with respect to all of the 7-Year Option Shares with respect to which such Option is granted, on and after the second anniversary of the Grant Date, and in each case from time to time thereafter, until, and including, the date that is the business day immediately preceding the seventh anniversary of the Grant Date. Notice of each such Option granted on a Grant Date shall be given to each Eligible Director within a reasonable time after the Grant Date. The number of shares with respect to which Eligible Directors are to receive Options each Grant Date shall not be subject to automatic adjustment pursuant to Section 15., provided, however, that the Committee may elect to adjust such number of shares in the manner provided in
Section 15. upon the occurrence of an event that gives rise to an adjustment pursuant to Section 15. Outstanding Options held by Eligible Directors are subject to adjustment in accordance with Section 15.

         This Section 5 may not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code or the rules and regulations thereunder.

         6. ALLOTMENT OF SHARES
            -------------------

         The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to eligible participants, on or after the effective date hereof, Options to purchase shares of the Company's common stock. Options granted under this Plan may, at the discretion of the Committee, be: (i) Options which are intended to qualify as incentive stock options under Section 422 of the Code (or any successor provision); (ii) Options which are not intended to so qualify under Section 422 of the Code (or any successor provision); or (iii) both of the foregoing if granted separately and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option or not.
         Options may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Committee, in its sole discretion, may from time to time determine.
         In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options' respective grants) of the shares with respect to which such Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code (or any successor provision)) shall not exceed $100,000.
         Options  not  intended  to qualify as  incentive  stock  options  under
Section 422 of the Code (or any successor provision) may be granted to any Plan participant without regard to the Section 422 limitations.

         7. OPTION PRICE
            ------------

         The price per share at which each Option granted under the Plan may be exercised shall be such price as shall be determined by the Committee at the time of grant based on such criteria as may be adopted by the Committee in good faith; provided, however, in no case shall the exercise price per share be less than one hundred percent (100%) of the fair market value of the common stock at the time such Option is granted (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary). Other than adjustments pursuant to Section 15 of this Plan, the price per share at which an Option granted under this Plan may be exercised shall not be changed after the date of grant.
         If the Company's shares of common stock are:
                   (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the closing price per share on the date the Committee grants the Option;
                   (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of the Company's common stock as reported for the date the Committee grants the Option; or
                   (3) not traded, the Committee shall consider any factor or factors which it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction which by its terms will never lapse.

         8. TERM OF OPTION
            --------------

         The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed (a) in the case of Options granted with respect to 10-Year Option Shares, ten (10) years from the date of grant; (b) in the case of Options granted with respect to 7-Year Option Shares, seven (7) years from the date of grant; and (c) notwithstanding clauses (a) and (b), in the case of Options granted to any owner of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary, five (5) years from the date of the grant.

         9. TIME OF GRANTING OPTIONS
            ------------------------

         The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the determination shall be given to each individual to whom an Option is so granted, within a reasonable time after the date of such grant.

         10. NON-TRANSFERABILITY
             -------------------

         An Option granted to a participant under this Plan shall not be transferable by him or her except by will or the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

         11. EXERCISE OF OPTIONS
             -------------------

         Vesting in General.  Subject to the  provisions of this Plan, an Option
         ------------------
may be exercisable upon such terms and conditions as may be determined by the Committee at the time of grant, provided that (a) an Option granted with respect to 10-Year Option Shares shall first become exercisable, and shall be exercisable in full, on and after the date that is six months after the date of grant and from time to time thereafter until such Option expires and (b) an Option granted with respect to 7-Year Option Shares shall first become exercisable (i) with respect to half of the 7-Year Option Shares with respect to which such Option is granted, on and after the first anniversary of the date of grant and (ii) with respect to all of the 7-Year Option Shares with respect to which such Option is granted, on and after the second anniversary of the date of grant, and from time to time thereafter until such Option expires. Notwithstanding the foregoing, upon any Change of Control (as defined below) all outstanding Options, to the extent not already exercisable, shall become immediately exercisable in full. An Option granted under Section 5 hereof shall be exercisable in accordance with the provisions of Section 5 hereof. The Committee may, in its discretion, temporarily suspend the exercise of Options from time to time for a period not to exceed thirty (30) days.
         Change of Control. "Change of Control" shall mean the occurrence of any
         -----------------
one of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (within the meaning of Section 13(d) of the Exchange Act) other than one or more wholly-owned Subsidiaries of the Company; (b) the adoption of a plan relating to the liquidation or dissolution of the Company; (c) the first day on which a majority of the members of the Board are not Continuing Directors (as defined below); or (d) the consummation of any transaction (including without limitation any merger, share exchange or consolidation) the result of which is that any "person" (as defined above), other than an Exempt Person or Exempt Persons, becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that an entity or person shall be deemed to have "beneficial ownership" of all shares that any such entity or person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the outstanding common stock of the Company; provided that the transactions covered by this clause (d)
                       --------
shall not include the  acquisition by the Company of its common stock;  provided
                                                                        --------
further,  however, that if (x) any "person" (as defined above) becomes, directly
-------   -------
or indirectly, the "beneficial owner" (as defined above) of more than 35% of the outstanding common stock of the Company solely as a result of acquisition by the Company of its common stock, (y) such "person" thereafter acquires any additional shares of common stock of the Company and (z) immediately after such acquisition such "person" is, directly or indirectly, the "beneficial owner" (as defined above) of 35% or more of the outstanding common stock of the Company, then such acquisition of additional shares shall constitute a Change of Control.
         "Exempt Person" shall mean (a) the Company, (b) any wholly-owned Subsidiary of the Company, (c) any individual who immediately before the transaction is an executive officer of the Company, (d) any employee benefit plan of the Company or any of its wholly-owned Subsidiaries or (e) any entity or person holding shares of common stock for or pursuant to the terms of any such plan if such entity or person is not a beneficiary of or participant in such plan.

         "Continuing Directors" shall mean, as of any date, any member of the Board who (i) was a member of the Board on the effective date of this Plan or
(ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.
         Exercisability  of Incentive  Stock  Options.  Any Option granted under
         --------------------------------------------
this Plan which is  intended  to  qualify as an  incentive  stock  option  under
Section 422 of the Code (or any successor provision) (other than an Option granted to a person who was an executive officer of the Company (as designated by the Board of Directors) at the time of the grant of the Option (a "Grant-Date Officer")) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has fewer than 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.

         Exercisability of Stock Options other than Incentive Stock Options. Any
         ------------------------------------------------------------------
Option granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code (or any successor provision) (other than an Option granted to a Grant-Date Officer) shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within two years after the participant's death (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant died, (b) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or a Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within two years after termination of his or her employment or directorship (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised at the time the participant terminated his or her employment because of becoming permanently or totally disabled, (c) resign with the consent of the Company or have his or her directorship with the Company or employment with the Company or any Subsidiary terminated by the Company or any Subsidiary for any reason other than because of an "Immediate Termination Event" (as defined below), in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or termination (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such resignation or termination, (d) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has at least 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term for the number of shares for which the Option could have been exercised immediately prior to such retirement, or (e) retire with the consent of the Company after the optionee has reached his or her 55th birthday and has fewer than 10 years of service with the Company or any Subsidiary, in which case the participant may exercise the previously unexercised portion of such Option at any time within two years after the participant's retirement (but no later than the fixed term of the Option) for the number of shares for which the Option could have been exercised immediately prior to such retirement.
         Options to Grant-Date  Officers.  In the case of an Option granted to a
         -------------------------------
Grant-Date Officer, the termination of such participant's employment for a reason other than an Immediate Termination Event (as defined below) shall not affect the term of the Option and the Option shall be exercisable by the option holder or his or her personal representative for its remaining term notwithstanding such termination of employment.
         Immediate  Termination  Event. In "Immediate  Termination  Event" means
         -----------------------------
termination of employment or directorship by reason of: (i) misuse of Company or Subsidiary assets (which shall include but not be limited to cash, inventory and/or equipment); (ii) gross misconduct in connection with the performance of job duties for the Company or any Subsidiary; (iii) conviction of a felony or entry of a guilty or nolo contendere plea to a felony offense by the individual;
(iv) failure to pass a drug test administered by the Company or any Subsidiary; or (v) obvious intoxication on the job or consumption of any alcoholic beverage on the premises of the Company or any Subsidiary. Notwithstanding anything to the contrary herein, if a participant to whom an Option shall have been granted shall have his or her directorship with the Company or employment with the Company or a Subsidiary terminated because of an Immediate Termination Event, all options held by such participant shall terminate in full (whether or not previously exercisable) prior to their term on the date that the participant ceased to be an employee of the Company or a Subsidiary or a director of the Company.

         No Exercise  After  Fixed Term of Option.  In no event may an Option be
         ----------------------------------------
exercised after the expiration of its fixed term.

         12. METHOD OF EXERCISE
             ------------------

         Each Option granted under this Plan shall be deemed exercised when the holder: (a) shall indicate the decision to do so in writing delivered to the Company; (b) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the exercise price for the shares for which the Option is exercised; (c) shall tender to the Company payment in full in cash, or in shares of the Company's common stock, of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise; and (d) shall comply with such other reasonable requirements as the Committee may establish.
         No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate or certificates for the shares has been delivered.
         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option. An optionee must exercise Options in 100 share increments, unless the optionee is exercising Options upon or after termination of the optionee's employment with the Company or a Subsidiary.

         13. CANCELLATION AND REPLACEMENT OF OPTIONS
             ---------------------------------------

         The Committee may, at any time or from time to time, permit the voluntary surrender by the holder of any outstanding Option under this Plan where such surrender is conditioned upon the granting to such holder of new Option(s) for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Option(s) to such holder.
         The Committee shall determine the terms and conditions of new Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Options surrendered. Any such new Option(s) shall be subject to all the relevant provisions of this Plan. In no event, however, shall a cancellation and regrant be used to effect a "repricing" that would result in a decrease in the per-share exercise price of an Option granted under this Plan.
         The shares subject to any Option(s) so surrendered shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.
         Except as may be otherwise required under Section 162(m) with respect to "covered employees" (as defined in Section 162(m)), the granting of new
Option(s) in connection with the surrender of outstanding Option(s) under this Plan shall be considered for the purposes of the Plan as the grant of new Option(s) and not an alteration, amendment or modification of the Plan or of the Option(s) being surrendered.

         14. TERMINATION OF OPTIONS
             ----------------------

         An Option granted under this Plan shall be considered terminated in whole or in part to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option, or portion thereof, which terminates shall no longer be charged against the limitation provided in Section 4 of this Plan and may again become shares subject to the Plan.

         15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
             ------------------------------------------

         In the event of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split, stock consolidation or any other change in the characteristics of the shares of common stock, the shares reserved for purposes of this Plan, the shares designated as 10-Year Option Shares and 7-Year Option Shares and the shares subject to Options outstanding hereunder shall be correspondingly increased, diminished or changed, so that by exercise of any outstanding Option the participant shall receive, without change in aggregate purchase price, securities, as so increased, diminished or changed, (and other property, if applicable) comparable to the securities (and property, if applicable) he or she would have received if he or she had exercised his or her Option prior to such event and had continued to hold the common stock so purchased until affected by such event; provided with respect to incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate exercise price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate exercise price of such shares. The Committee, in its discretion, may elect not to make adjustments pursuant to this Section 15. to the extent necessary to ensure that compensation payable under this Plan does not lose its deductibility on account of Section 162(m).
         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         16.  COMPLIANCE  WITH  SECURITIES  AND  EXCHANGE  COMMISSION  AND OTHER
              ------------------------------------------------------------------
REQUIREMENTS
------------

         No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state blue sky law(s) and the requirements of any exchange or NASDAQ system on which the common stock of the Company may, at the time, be listed.
         In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Option and may require such consent and releases of taxing authorities as it may deem advisable.

         17. NO RIGHT TO EMPLOYMENT
             ----------------------

         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under this Plan any right to continue in the employ or as a director of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or directorship of any participant in this Plan at any time with or without assigning a reason therefore, to the same extent as the Company or Subsidiary might have done if this Plan had not been adopted.

         18. AMENDMENT AND TERMINATION
             -------------------------

         The Committee may at any time suspend, amend or terminate this Plan. The Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         In addition to Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants; (ii) increase the number of securities issuable under this Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split); (iii) change the class of employees eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment shall be approved by a majority of the shares of the Company's capital stock present and voting either in person or by proxy, and entitled to vote, at a meeting duly held of the stockholders of the Company.

         19. USE OF PROCEEDS
             ---------------

         The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

         20. INDEMNIFICATION OF COMMITTEE
             ----------------------------

         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Committee shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, investigation or other proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member (or Committee member, as applicable) is liable for gross negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member (or Committee member, as applicable) shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         21. EFFECTIVE DATE OF THE PLAN
             --------------------------

         This Plan shall be effective as of August 1, 2002, subject, however, to approval by the requisite shareholder vote at the meeting of shareholders of the Company to be held on or about July 22, 2002.

         22. SECTION 162(m)
             -------------

         This Plan and its operation are intended to satisfy the requirements of
Section 162(m) with respect to permitting the deductibility of compensation for those participants who are "covered employees" for purposes of Section 162(m). In the event that any provision of this Plan or an Option granted under this Plan does not so satisfy Section 162(m), that provision shall be deemed amended to the extent necessary to satisfy Section 162(m).

         23. DURATION OF THE PLAN
             --------------------

         Unless previously terminated by the Committee, this Plan shall terminate at the close of business on July 31, 2012, and no Option shall be granted under it thereafter, but such termination shall not affect any option theretofore granted under the Plan.